                                                                EXHIBIT 10(o)



September 11, 1996

Ideal Instruments, Inc.                         Neogen Corporation
9355 West Bryon Street                          620 Lesher Place
Schiller Park, IL  60176                        Lansing, MI  48912
Attn:  James L. Herbert, President

Dear Mr. Herbert,

NBD Bank acknowledges your request to increase subordination of debt owed by Ideal Instruments, Inc. ("Borrower") to Neogen Corporation ("Creditor") in favor of NBD Bank from $450,000.00 to $1,000,000.00.

The subordination of debt is described in Section 8.0, Subordination of the Credit Authorization Agreement executed by you and the Bank on October 4, 1993.

The dollar amount set forth in Section 8.0 of the Credit Authorization Agreement is changed from $450,000.00 and increased to $1,000,000.00 owing to Neogen Corporation. Except as modified by this letter, all of the other terms and conditions of the Credit Authorization Agreement remain in effect.

Please sign the enclosed copy of this letter and return it to the Bank along with the newly completed Subordination Agreement dated September 11, 1996.


Sincerely,


Thomas E. Grabitz
Thomas E. Grabitz,
Vice President


Accepted and agreed to on    September 11,    1996.
                         --------------------


Ideal Instruments, Inc.  ("Borrower")           Neogen Corporation ("Creditor")


By: James L. Herbert                    By: James L. Herbert
   -----------------------------           ----------------------------
    James L. Herbert, President             James L. Herbert, President

By: Lon M. Bohannon
   ---------------------------
    Lon M. Bohannon, Treasurer


TEG:sac
cc:file
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[NBD LOGO]  SUBORDINATION AGREEMENT
            (All Debt and Liens)

Ideal Instruments, Inc. (the "Borrower") is indebted to Neogen Corporation (the "Creditor") in the principal amount of $ 1,455,000.00 as evidenced by
 / / an open account /x/ promissory note(s) dated May 31, 1996
/ / other (describe) ________________________________________________________
That debt is /x/ unsecured / / secured by   NOTE: Of the above mentioned
indebted "liabilities" amount, $1,000,000.00 to be considered "subordinated debt" to "Bank debt".
The Borrower and the Creditor wish to induce NBD Bank, a Michigan banking corporation, 611 Woodward Avenue, Detroit, Michigan 48226 (the "Bank"), to make or continue loans or otherwise to extend or continue credit to the Borrower or to accept the Borrower's guarantees of the debt of others to the Bank. The Bank is willing to extend or continue such credit or accept such guarantees on the condition, among others, that this agreement be executed by the Borrower and the Creditor and delivered to the Bank.

THEREFORE, the Borrower and the Creditor severally represent and promise to each other and to the Bank as follows:
1. DEFINITIONS AND SUBORDINATION OF SUBORDINATED DEBT TO BANK DEBT. The following terms have the following meanings:

    a. "BANK DEBT" means Liabilities to the Bank, including without limitation costs of collecting those Liabilities and interest accruing on those Liabilities after the commencement of bankruptcy or similar insolvency proceedings.

    b. "LIABILITIES" means all obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, joint, several, or joint and several, secured or unsecured, due or to become due, now existing or later arising, in whatever amount and however evidenced, including, without limitation, principal and interest.

    c. "SUBORDINATED DEBT" means Liabilities to the Creditor, including without limitation the debt described above.

    The Subordinated Debt is subordinated in right of payment to the Bank Debt.

2. PERMITTED PAYMENTS. Without the prior written consent of the Bank, the Borrower shall not make or give, and the Creditor shall not accept, any payment or other thing of value on account of the Subordinated Debt, except:
    (check applicable option, if any)

    /xx/ The Borrower may pay and the Creditor may accept currently accruing interest on the Subordinated Debt if (a) the Borrower is not in default under the Bank Debt and (b) the making of the payment to the Creditor will not cause a default under the Bank Debt.

    / / The Borrower may pay and the Creditor may accept scheduled payments of principal and interest on the Subordinated Debt as they become due if
         (a) the Borrower is not in default under the Bank Debt and (b) the making of the payment to the Creditor will not cause a default under the Bank Debt.

    In an event, the Borrower shall not prepay and the Creditor shall not accept prepayment of all or any portion of the Subordinated Debt without the prior written consent of the Bank.

3. PAYMENT TO THE BANK OF PAYMENTS AND DISTRIBUTIONS ON ACCOUNT OF SUBORDINATED DEBT. Except for sums received by the Creditor in accordance with Section 2, the Creditor shall promptly pay or otherwise deliver to the Bank all amounts and other things of value which the Creditor may receive on account of the Subordinated Debt. Those sums and other things of value shall be held in trust by the Creditor for the benefit of the Bank until paid or delivered to the Bank.

    In any bankruptcy, liquidation, insolvency, receivership, or similar proceeding, whether at law or in equity, or pursuant to state or federal law, the Bank shall be entitled to receive payment in full of the Bank Debt from payments or other distributions made on account of the Bank Debt and on account of the Subordinated Debt from the assets of the Borrower, before the Creditor is entitled to receive any payment or thing of value on account of the Subordinated Debt.


4. SUBORDINATION OF LIENS. Except for the collateral recited above the Borrower has not given and shall not give, and the Creditor has not received and shall not accept any security for the Subordinated Debt. The Creditor expressly subordinates all of its rights in any collateral now or later securing the Subordinated Debt (the "Collateral") to all present and future rights of the Bank in any of the Collateral to secure the Bank Debt. This subordination is without regard to the time or order of attachment of perfection of any security interest, the time or order of filing any financing statement, or the giving or failure to give any notice of the acquisition or expected acquisition of any purchase money security interest. The Creditor consents to the creation and continuance of all present and future security interest of the Bank in the Collateral to secure the Bank Debt and to the enforcement of those security interest, including the removal of the Collateral from the real property of the Borrower. This subordination as to the Collateral is intended to define the rights and duties of the Bank and the Creditor; it is not intended that any third party shall benefit from it. If the effect of any provision of this subordination would be to give any third party a priority status to which that party would not otherwise be entitled, that provision shall, to the extent necessary to avoid that priority, be given no effect and the rights and priorities of the Bank and the Creditor shall be determined in accordance with applicable law.

5. GRANT OF SECURITY INTEREST IN SUBORDINATED DEBT. To secure the prompt payment and performance of the Bank Debt, the Creditor grants the Bank a security interest in the Subordinated Debt, all instruments evidencing the Subordinated Debt, the Collateral, and all other rights of the Creditor related to the Subordinated Debt. The Creditor shall deliver to the Bank all notes and other instruments evidencing any Subordinated Debt with such endorsements as the Bank may reasonably require. In addition, the Creditor shall execute and deliver to the Bank all financing statements which the Bank may reasonably require in order to perfect the Bank's rights and interests under this agreement.

6. BANK'S AUTHORITY TO ACT WITH RESPECT TO SUBORDINATED DEBT. The Creditor irrevocably appoints the Bank its attorney-in-fact with full power of substitution, in either the Bank's name or the Creditor's name to sign financing statements, endorse instruments, execute and file proofs of claim or other documents, and take any other action regarding all or any part of the Subordinated Debt necessary or appropriate to insure payment to the Bank of all payments and other distributions on account of the Subordinated Debt, instruments evidencing the Subordinated Debt, or the Collateral. Notwithstanding the foregoing, the Bank shall not be liable to the Creditor for any failure to prove the existence, amount or circumstances of the Subordinated Debt, to exercise any right related to it, or to collect any sums payable on it or distributions attributable to it.

 7. CREDITOR'S REPRESENTATIONS AND PROMISES. The Creditor represents to the Bank that (a) it is the sole holder of the Subordinated Debt with full power to make the subordinations and assignments in this agreement, (b) it has not made or permitted any assignment or transfer, as collateral or otherwise, of the Subordinated Debt, of any instrument evidencing the Subordinated Debt, or of any of the Collateral, and it shall not do so as long as this agreement remains in effect, (c) it has extended the Subordinated Debt and entered into this agreement based on its own independent investigation (or decision note to investigate) the financial condition of the Borrower, and (d) it has not and shall not rely on any representation or information of any nature regarding the Borrower made by or received from the Bank.

 8. WAIVERS. The Borrower and the Creditor each waive (a) notice of acceptance of this agreement, and (b) demand, presentment, notice of dishonor and protest in the collection of the Bank Debt or the Subordinated Debt.

 9. ACTION REGARDING BANK DEBT. Without notice to or the consent of the Creditor, the Bank may take or refrain from taking any action regarding the Bank Debt that it deems appropriate, including without limitation (a) amending, modifying, extending or renewing the Bank Debt or changing any interest rate applicable to it, (b) releasing, compromising, or settling any claim related to the Bank Debt, (c) forbearing or agreeing to forbear from enforcing any right or remedy related to the Bank Debt, including rights and remedies against any guarantor, surety or accommodation party of all or any part of the Bank Debt, or (d) substituting, releasing or exchanging any collateral for the Bank Debt. The Bank shall not be required to perfect any security interest in any collateral securing the Bank Debt.

10. CONTINUED RELIANCE. The Bank, by accepting delivery of this agreement, shall be deemed to have relied upon all of its terms and conditions and shall be entitled to continue that reliance. This agreement constitutes a continuing agreement of subordination, even though at times the Borrower may not be indebted to the Bank. The Bank may continue, without notice to the Creditor, to lend monies, accept guarantees, extend credit, or modify, renew or make other financial accommodations to or for the account of the Borrower until the Bank sends the Creditor written notice of cancellation of this agreement or until the forty-fifth (45th) day following written acknowledgment by an officer of the Bank that the Bank has received written notice of revocation of this agreement from the Creditor.

11. SUBROGATION. So long as this agreement remains in effect, the Creditor shall not exercise any right of subrogation or other similar rights with respect to the Bank Debt.

12. CONSTRUCTION. The term "or" shall mean "and/or." Each person or entity executing this agreement as a "Borrower" or "Creditor" is jointly and severally obligated with every other person and entity executing this agreement as a "Borrower" or Creditor" respectively. The terms "Creditor" and "Borrower" refer to any or all of the persons signing in that capacity. Section headings and for convenience of reference only and do not affect the interpretation of this agreement.

13. BINDING EFFECT; GOVERNING LAW; COUNTERPARTS. This agreement binds the Borrower and the Creditor and their respective heirs, personal representatives, successors and assigns, and benefits the Bank, its successors and assigns. This agreement is governed by and construed in accordance with Michigan law. This agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together constitute one and the same agreement.

14. WAIVER OF JURY TRIAL. The Borrower, the Creditor and the Bank after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this agreement or any related instrument or agreement, or any of the transactions contemplated by this agreement, or any course of conduct, dealing, statements (whether oral or written), or actions of any of them. Neither the Creditor, the Borrower, nor the Bank shall seek to consolidate by counterclaim or otherwise any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Borrower, the Creditor, or the Bank except by a written instrument executed by all of them.

Executed by each party on the date indicated below its signature, but effective as of September 11, 1996

BORROWER:  IDEAL INSTRUMENTS, INC.          CREDITOR:  NEOGEN CORPORATION
           ------------------------                    ---------------------

By:     James L. Herbert                    By:  James L. Herbert
- -----------------------------------         --------------------------------
        James L. Herbert, President              James L. Herbert, President


- -----------------------------------         --------------------------------
By:     Lon M. Bohannon
- -----------------------------------         --------------------------------
        Lon M. Bohannon, Treasurer

Dated:  September 11, 1996                  Dated:  September 11, 1996
      -----------------------------               --------------------------

BANK:


NBD BANK

By:     Thomas E. Grabitz
   --------------------------------
        Thomas E. Grabitz

Title:  Vice President
      -----------------------------

Dated:  September 11, 1996
      -----------------------------